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                                                                   EXHIBIT 10.15


                              CERIDIAN CORPORATION
            AMENDED AND RESTATED 2001 LONG-TERM STOCK INCENTIVE PLAN

                        RESTRICTED STOCK AWARD AGREEMENT

      This Agreement between you, (NAME), and Ceridian Corporation (the "Company") is dated as of (GRANT DATE) (the "Date of Grant") and evidences the grant of a Restricted Stock Award pursuant to the Amended and Restated 2001 Long-Term Stock Incentive Plan of the Company (the "Plan"). Any capitalized term used in this Agreement which is defined in the Plan shall have the same meaning as set forth in the Plan.

      1. Award. Effective as of the Date of Grant, the Company has granted to you (SHARES) shares of the Common Stock (the "Awarded Shares"), subject to the terms and conditions set forth in this Agreement and the Plan.

      2. Restrictions on Transferability. Awarded Shares may not be sold, transferred, assigned, pledged or otherwise used as collateral by you unless and until, and then only to the extent that, restrictions on transferability shall have lapsed in accordance with the Plan and this Agreement. In this Agreement, the lapsing of such transferability restrictions is referred to as "vesting," and Awarded Shares that are no longer subject to such transferability restrictions are referred to as "vested."

      3. Book-Entry Registration. Ownership of Awarded Shares which are not yet vested shall not be evidenced by a stock certificate, but rather shall be evidenced by an entry in a certificateless book-entry stock account maintained by the Company's transfer agent for its Common Stock (the "Transfer Agent"). To facilitate the transfer to the Company of any Awarded Shares that you might subsequently forfeit in accordance with the terms of this Agreement, you agree to sign and promptly return to the Company with a signed copy of this Agreement such stock power(s) as the Company may request. Upon written notification by the Company to the Transfer Agent of the vesting of all or a portion of the Awarded Shares, a stock certificate evidencing such unrestricted shares shall be issued in your name and delivered to the you.

      4. Vesting of Awarded Shares. Subject to Section 5 of this Agreement, ____% of the Awarded Shares will vest during the period of your employment with the Company and its Subsidiaries on (VESTING DATE) in each of the years [2003, 2004 AND 2005].

      5. Termination of Employment. If your employment with the Company and all Subsidiaries terminates due to death or Disability, all Awarded Shares will immediately vest. If your employment with the Company and all Subsidiaries terminates for any other reason, you will immediately forfeit any Awarded Shares that have not yet vested as of the employment termination date.
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      6. Impact of a Change of Control. If a Change of Control of the Company
occurs, all Award Shares will immediately vest.

      7. Dividends and Distributions. Any dividends or distributions (including regular, periodic cash dividends) paid with respect to Awarded Shares that have not yet vested will be subject to the same restrictions on transferability and the possibility of forfeiture to the Company as the Awarded Shares to which the dividends or distributions relate. To facilitate the enforcement of this provision, any such dividends or distributions paid with respect to unvested Awarded Shares shall be held by the Company or its agent designated for the purpose until such time as the Awarded Shares to which the dividends or distributions relate vest or are forfeited. If such Shares vest, the dividends or distributions with respect thereto shall be paid or transferred to you at the time the certificate representing such Shares is provided to you. If such Shares are forfeited, all of your right, title and interest in and to such dividends and distributions shall automatically be transferred to the Company, and you agree to execute any documents evidencing such transfer as may be requested by the Company, either at the time of such transfer or in anticipation of such transfer becoming necessary.

      8. Continued Employment. Nothing in this Agreement shall confer upon you any right with respect to continuance of employment by the Company or any of its Subsidiaries, nor interfere in any way with the right of the Company or any of its Subsidiaries to terminate your employment at any time.

      9. Prohibited Activities.

            (a) You agree that you will not take any Adverse Actions (as defined below) against the Company or any Subsidiary at any time during the period that the Award Shares have not vested in full or at any time before one year following your termination of employment with the Company or any Subsidiary, whichever is later (the "Restricted Period"). You acknowledge that damages which may arise from a breach of this Section 9 may be impossible to ascertain or prove with certainty. Notwithstanding anything in this Agreement or the Plan to the contrary, in the event that the Company determines in its sole discretion that you have taken Adverse Actions against the Company or any Subsidiary at any time during the Restricted Period, in addition to other legal remedies which may be available, (i) the Company will be entitled to an immediate injunction from a court of competent jurisdiction to end such Adverse Action, without further proof of damage, (ii) you will forfeit any Awarded Shares that are not yet vested effective the date on which you enter into such activity, and (iii) any taxable income realized by you from the grant or vesting of Awarded Shares during a period beginning six months prior to the date on which you enter into such activity shall be paid by you to the Company.

            (b) For purposes of this Agreement, an "Adverse Action" will mean any of the following: (i) engaging in any commercial activity in competition with any part of the business of the Company or any Subsidiary as conducted during the Restricted Period for which you have or had access to trade secrets and/or confidential information; (ii) diverting or attempting to divert from the Company or any Subsidiary any business of any kind,


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      including, without limitation, interference with any business relationships with suppliers, customers, licensees, licensors, clients or contractors; (iii) participate in the ownership, operation or control of, be employed by, or connected in any manner with any person or entity which solicits, offers or provides any services or products similar to those which the Company or any Subsidiary offers to its customers or prospective customers; (iv) making, or causing or attempting to cause any other person or entity to make, any statement, either written or oral, or convey any information about the Company or any Subsidiary; or (v) engaging in any other activity that is hostile, contrary or harmful to the interests of the Company or any Subsidiary, including, without limitation, influencing or advising any person who is employed by or in the service of the Company or any Subsidiary to leave such employment or service to compete with the Company or any Subsidiary or to enter into the employment or service of any actual or prospective competitor of the Company or any Subsidiary, influencing or advising any competitor of the Company or any Subsidiary to employ to otherwise engage the services of any person who is employed by or in the service of the Company or any Subsidiary, or improperly disclosing or otherwise misusing any trade secrets or confidential information regarding the Company or any Subsidiary.

            (c) Should any provision of this Section 9 of the Agreement be held invalid or illegal, such illegality shall not invalidate the whole of this
      Section 9 of the Agreement, but, rather, the Agreement shall be construed as if it did not contain the illegal part or narrowed to permit its enforcement, and the rights and obligations of the parties hall be construed and enforced accordingly. In furtherance of and not in limitation of the foregoing, you expressly agree that should the duration of or geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid or enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities that may validly or enforceably be covered. You acknowledge the uncertainty of the law in this respect and expressly stipulates that this Agreement shall be construed in a manner that renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law. This Section 9 of the Agreement does not replace and is in addition to any other agreements you may have with the Company or any of its Subsidiaries on the matters addressed herein. This Section 9 shall not apply to any termination which takes place on or following a Change of Control

      10. Payment of Amounts Owed. By accepting this Agreement, you consent to a reduction from any amounts the Company owes you from time to time (including wages or other compensation) of any amount you owe the Company under Section 9 of this Agreement. If the Company does not recover by means of set-off the full amount you owe it, you agree to immediately repay the unpaid balance to the Company.

      11. Tax Withholding. The Company is entitled to withhold and deduct from your future wages (or from other amounts which may be due and owing to you), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to the Awarded Shares, and you agree to cooperate with the Company to effect such compliance.


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      12. Governing Law. The validity, construction, interpretation, administration and effect of this Agreement will be governed by and construed exclusively in accordance with the laws of the State of Delaware, without regard to its conflicts of law principles.

      13. Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the successors and permitted assigns of you and the Company.

      In Witness Whereof, you and Ceridian Corporation have executed this Agreement as of the Date of Grant.


CERIDIAN CORPORATION


By:
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     Secretary                              (NAME)


                                            Participant's Mailing Address

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Version:  01-29-2002


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